EXHIBIT 99.1
October 16, 2000


Contact:
Investors  Susan Carr (704-386-8059) or Kevin Stitt (704-386-5667)
Media       Bob Stickler or Sharon Tucker  (704-386-8465)



  Bank of America Reports 3rd Quarter Operating Earnings of $1.31 Per Share

CHARLOTTE, N.C., October 16, 2000 - Bank of America Corporation today reported that third quarter operating earnings rose 7 percent to $1.31 per share
(diluted) from $1.23 per share a year ago.

Operating earnings of $2.18 billion included a $257 million pre-tax reduction in income related to the deterioration of auto lease residual values. Including that reduction, operating earnings were still up from net income of $2.15 billion a year earlier.

Third quarter results also contained a $346 million after-tax charge primarily to cover severance costs related to growth initiatives announced July 28. After that charge, net income in the latest quarter was $1.83 billion, equal to $1.10 per share.

The return on common equity in the latest quarter was 18.2 percent while the return on assets was 1.26 percent.

Cash-basis operating earnings - which exclude the amortization of intangibles - were $2.39 billion, or $1.44 per share, in the latest quarter. The return on average tangible common shareholders' equity was 27.8 percent.

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For the first nine months of 2000, Bank of America  operating  earnings  totaled
$6.48 billion, up 6 percent from $6.13 billion a year ago. Operating earnings per share rose 12 percent to $3.87 from $3.45. Net income was $6.13 billion, or $3.66 per share, up from $5.98 billion, or $3.37 per share, a year earlier.

"Bank of America in the third quarter faced the same head wind of higher interest rates and a slowing economy as other banks," said Hugh L. McColl Jr., chairman and chief executive officer. "Despite those factors, we recorded real progress in building our targeted growth businesses, which was reflected in better core revenue growth.

"Our money management business continues to grow rapidly. We are gaining recognition as the leading bank in e-space, and our card business continues to expand at a double-digit pace. In addition, our investment banking team was recently recognized by a major international consultant as having made the most progress during the past 12 months of any financial company in the history of its annual survey," he continued.

"Our  entire  team  is  focused  on  creating  and  growing   lasting   customer
relationships to increase revenue and build shareholder value. Momentum has been building steadily during 2000, laying a strong foundation for 2001," he said.

Third Quarter Strategic Highlights

o All five card services businesses (consumer, commercial, government, debit and merchant processing) had double digit increases in both volume and in new accounts compared to last year.

o Assets under management rose to $275 billion, up $47 billion, or 21 percent, from the prior year and up $14 billion from the second quarter of 2000. The Nations Funds family of funds reached $100 billion in mutual fund assets, driven by increases in equity, fixed income and money market funds.

o    The bank launched prototype offices in Atlanta in October as the start of a redesign of the company's 4,500 banking  centers.  Accelerated by the needs of customers who use online services, the redesigned banking centers follow three  models.  Financial  centers will offer  greater  access to financial experts,  enabling  customers to get their banking,  mortgage and financial planning  advice in one place.  Traditional  banking  centers will add more
     capabilities,   including   mortgage  loan  officers  and  new  technology.
     Transaction  centers will  accommodate  customers  who want to make limited transactions through tellers and ATMs.

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o    The company  announced  an intent to form an alliance  with Exult,  Inc., a provider of Web-enabled  integrated  services  designed to manage the human resources function for large  multinational  corporations.  The alliance is expected to reduce by 10 percent the cost of delivering key  administrative staff functions to the bank and to provide Bank of America with new revenue through the delivery of financial products to other Exult clients.

o    The Bank of America  Business  Center was  launched.  It is an  integrated, online destination for small business customers, providing access to online
     tools,  information,   financial  products  and  services  and  marketplace
     procurement for  business-to-business  commerce.  It enables small business owners and managers to streamline  and automate  many of their  back-office operations, saving both time and money. After only one month, 1,300 clients had registered to use these capabilities.

Third Quarter Financial Highlights (compared to a year ago)

Earnings momentum in consumer and small-business areas increased due to targeted growth initiatives:

o Total card fee revenue grew 7 percent to $594 million as a result of a successful promotional campaign.

o Investment and brokerage income rose 13 percent to $471 million as a result of new asset management business and productivity increases in consumer brokerage.

o Average managed consumer loans and leases grew 17 percent, led by growth in residential mortgage, home equity lines and card services.

Corporate banking continued its strong performance:

o Trading account profits increased 19 percent to $372 million, with growth in equity-related trading activity.

o Investment banking income rose 4 percent to $376 million due to growth in the underwriting and advisory businesses.


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Other highlights:

o Equity investment gains were up 24 percent to $422 million, including venture capital gains of $224 million and strategic investment gains of $153 million.

o    Lower  personnel  costs  and  professional   fees  helped  drive  down
     total noninterest expense by 3 percent.

o    Net charge-offs decreased to an annualized .43 percent of loans and leases
     - an improvement of 8 basis points.

Revenue

Revenue rose 3 percent over the previous year, excluding the impact of lease residuals.

Fully taxable-equivalent net interest income increased 2 percent to $4.67 billion, including a $71 million charge related to auto lease residuals.

o The increase reflected 13 percent average managed loan growth plus higher levels of core deposits and equity. These factors were partially offset by the impact of loan sales and securitizations in 1999, margin compression, auto lease residuals and the cost of share repurchases. These factors also contributed to the decline in the net interest yield of 34 basis points to
     3.12 percent.

o    Average managed loans and leases rose 13 percent to $428 billion.

o    Average core deposits grew by 3 percent, or $10 billion, to $301 billion.

Noninterest income declined 3 percent to $3.65 billion, including a charge of $186 million related to auto lease residuals. Absent that charge, noninterest income was up 3 percent.

o Equity investments, service charges, card services, trading, investment banking and asset management had year-over-year increases.

o The absence of loan sales and securitizations, which boosted the year-ago results, and the impact of the auto lease residuals in the current quarter were the primary factors in reducing other income to $93 million from $408 million.

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Efficiency

Noninterest expense declined 3 percent to $4.41 billion, reflecting lower personnel, equipment and professional fee costs. The cash-basis efficiency ratio declined to 50 percent.

Credit Quality

The provision for credit losses in the third quarter was $435 million, down from $450 million a year earlier. Net charge-offs were $435 million, down from $460 million a year ago, driven primarily by lower losses on loans to consumers. Net charge-offs were equal to an annualized .43 percent of loans and leases, down from .51 percent 12 months earlier.

Nonperforming assets were $4.40 billion, or 1.09 percent of loans, leases and foreclosed properties at September 30, 2000, compared to $3.04 billion, or .84 percent a year earlier. The increase mostly reflects a rise in nonperforming loans in the corporate portfolio centered in specific industries. Nonperforming loans also increased in real estate-secured consumer finance loans, reflecting the growth and maturing of that portfolio.

The allowance for credit losses totaled $6.7 billion at September 30, 2000, equal to 1.67 percent of loans and leases.

Capital Strength

Total shareholders' equity was $46.9 billion at September 30, 2000, up 2 percent from 12 months earlier. This represented 6.98 percent of period-end assets of $672 billion. The Tier 1 Capital Ratio was 7.32 percent.

During the quarter,  the company  repurchased  15.8 million  shares.  Since June
1999, 128 million shares have been repurchased, representing an investment in Bank of America stock of $7.3 billion. Average (diluted) common shares outstanding were 1.661 billion in the third quarter, down 5 percent from 1.755 billion a year earlier.

Business Segment Results (year to date)

Consumer and Commercial Banking, which serves individuals and businesses with annual sales of up to $500 million, earned $3.47 billion and had a return on equity of 19.2 percent. This segment represented 54 percent of the company's operating earnings.

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Asset  Management,   which  encompasses  the  private  bank,  trust,  investment management, mutual funds and retail brokerage, earned $472 million, representing
7 percent of operating earnings. The return on equity was 35.8 percent.

Global  Corporate  and  Investment   Banking,   which  serves  large  corporate,
institutional and government  customers,  earned $1.89 billion,  representing 29 percent of the company's earnings. The return on equity was 18.3 percent.

Equity Investments earned $533 million, representing 8 percent of the company's earnings. The return on equity was 39.5 percent.

Bank of America is the largest bank in the United States. It has full-service operations in 21 states and the District of Columbia and provides financial products and services to 30 million households and two million businesses, as well as providing international corporate financial services for business transactions in 190 countries. The company's stock (ticker: BAC) is listed on the New York, Pacific and London stock exchanges and certain shares are listed on the Tokyo Stock Exchange.

NOTE: James H. Hance Jr., vice chairman and chief financial officer, will discuss the quarter in a conference call at 9:30 a.m. (EDT) today. The call can be accessed through a webcast available on the Bank of America website.



                              www.bankofamerica.com

Forward Looking Statements

This press  release  contains  forward-looking  statements  with  respect to the financial  conditions  and results of operations of Bank of America,  including, without limitation,  statements relating to the earnings outlook of the company.
These  forward-looking  statements  involve  certain  risks  and  uncertainties.
Factors  that  may  cause  actual  results  to  differ   materially  from  those
contemplated  by such  forward-looking  statements  include,  among others,  the following  possibilities:  (1) projected  business  increases  following process changes and other investments are lower than expected;  (2) competitive pressure among  financial  services  companies  increases  significantly;  (3)  costs  or difficulties  related  to the  integration  of  acquisitions  are  greater  than expected; (4) general economic conditions, internationally, nationally or in the states in which the company does business, are less favorable than expected; (5)
changes in the interest  rate  environment  reduce  interest  margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products;  and (7) legislation or regulatory  requirements or changes adversely affect the businesses in which the company is engaged.



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Bank of America Corporation

                                                                        Three Months                        Nine Months
                                                                     Ended September 30                 Ended September 30
                                                               -------------------------------    -------------------------------
Financial Summary                                                   2000             1999              2000              1999
                                                               --------------   --------------    ---------------   -------------

(In millions, except per share data)

Operating net income                                                 $ 2,175          $ 2,151            $ 6,478         $ 6,125
    Operating earnings per common share                                 1.33             1.25               3.91            3.53
    Diluted operating earnings per common share                         1.31             1.23               3.87            3.45

Cash basis earnings (1)                                                2,390            2,373              7,128           6,794
    Cash basis earnings per common share                                1.46             1.38               4.31            3.91
    Cash basis diluted earnings per common share                        1.44             1.35               4.26            3.83
Dividends per common share                                               .50              .45               1.50            1.35
Closing market price per common share                                  52.38            55.69              52.38           55.69
Average common shares issued and outstanding                       1,639.392        1,722.307          1,654.013       1,734.401
Average diluted common shares issued and outstanding               1,661.031        1,755.146          1,674.748       1,773.692

Summary  Income Statement (Operating Basis)
(Taxable-equivalent basis in millions)

Net interest income                                                  $ 4,672          $ 4,603           $ 13,976        $ 13,911
Provision for credit losses                                             (435)            (450)            (1,325)         (1,470)
Gains on sales of securities                                              11               44                 23             226
Noninterest income                                                     3,645            3,728             11,191          10,473
Other noninterest expense                                             (4,410)          (4,526)           (13,446)        (13,436)
                                                               --------------   --------------    ---------------   -------------
Income before income taxes                                             3,483            3,399             10,419           9,704
Income taxes - including FTE adjustment                                1,308            1,248              3,941           3,579
                                                               --------------   --------------    ---------------   -------------
Operating net income                                                 $ 2,175          $ 2,151            $ 6,478         $ 6,125
                                                               ==============   ==============    ===============   =============

Summary Balance Sheet
(Average balances in billions)

Loans and leases                                                    $402.763        $ 361.400          $ 390.296       $ 362.302
Managed loans and leases (2)                                         427.645          378.753            417.396         376.299
Securities                                                            83.728           80.261             85.792          77.998
Earning assets                                                       597.248          528.564            581.029         527.450
Total assets                                                         685.017          611.448            669.598         612.152
Deposits                                                             356.734          336.998            351.863         341.693
Shareholders' equity                                                  47.735           46.439             46.962          46.537
Common shareholders' equity                                           47.660           46.360             46.886          46.464

Performance Indices (Operating Basis)


Return on average common shareholders' equity                          18.15  %         18.40  %           18.45  %        17.61 %
Return on average tangible common shareholders' equity                 27.81            29.48              28.68           28.48
Return on average assets                                                1.26             1.40               1.29            1.34
Return on average tangible assets                                       1.42             1.58               1.45            1.52
Net interest yield                                                      3.12             3.46               3.21            3.52
Efficiency ratio                                                       53.01            54.34              53.42           55.10
Cash basis efficiency ratio                                            50.43            51.67              50.84           52.36
Shareholder Value Added (SVA)                                          $ 953            $ 971            $ 2,916         $ 2,624
Net charge-offs (in millions)                                            435              460              1,325           1,499
    % of average loans and leases                                        .43  %           .51  %             .45  %          .55 %
Managed bankcard net charge-offs as a % of average
    managed bankcard receivables                                        4.15             4.83               4.79            5.64

Reported Results (Including Merger-Related Charges)
(In millions, except per share data)

Net income                                                           $ 1,829          $ 2,151            $ 6,132         $ 5,980
    Earnings per common share                                           1.11             1.25               3.70            3.45
    Diluted earnings per common share                                   1.10             1.23               3.66            3.37
Return on average common shareholders' equity                          15.25  %         18.40  %           17.46  %        17.19 %



(1) Cash basis earnings equal operating net income excluding amortization of intangibles.
(2) Prior periods have been restated for comparison (e.g. acquisitions, divestitures and securitizations).

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Bank of America Corporation                 - Continued


Balance Sheet Highlights                                                September 30
                                                               -----------------------------------
(In billions, except per share data)                                  2000             1999
                                                               -----------------------------------


Loans and leases                                                    $402.592        $ 360.236
Securities                                                            81.103           79.836
Earning assets                                                       584.352          534.431
Total assets                                                         671.725          620.652
Deposits                                                             353.988          337.011
Shareholders' equity                                                  46.859           45.889
Common shareholders' equity                                           46.785           45.811
    Per share                                                          28.69            26.79

Total equity to assets ratio (period end)                               6.98 %           7.39 %

Risk-based capital ratios:
     Tier 1                                                             7.32             7.71
     Total                                                             10.80            11.39

Leverage ratio (supervisory mode)                                       6.06             6.59

Period-end common shares issued and outstanding (in millions)      1,630.824        1,710.039

Allowance for credit losses                                          $ 6.739          $ 7.076
Allowance for credit losses as a % of loans and leases                  1.67 %           1.96 %
Allowance for credit losses as a % of nonperforming loans             161.32           251.85
Nonperforming loans                                                  $ 4.177          $ 2.810
Nonperforming assets                                                   4.403            3.038
Nonperforming assets as a % of:
     Total assets                                                        .65 %            .49 %
     Loans, leases and foreclosed properties                            1.09              .84

Other Data

Full-time equivalent employees                                       146,346          158,886
Number of banking centers                                              4,419            4,535
Number of ATM's                                                       13,878           14,042




BUSINESS SEGMENT RESULTS - Three Months Ended September 30, 2000
(in millions)
                                                                                  Operating         Avg Loans        Return on
                                                               Total Revenue     Net Income         and Leases         Equity
                                                               --------------   --------------    ---------------   -------------

Consumer and Commercial Banking                                      $ 5,142          $ 1,180          $ 265,267            19.4 %
Asset Management Group                                                   555              154             22,634            34.5
Global Corporate and Investment Banking                                2,189              592            114,580            16.5
Equity Investments                                                       346              196                450            39.7
Other                                                                     85               53                n/m             n/m


n/m = not meaningful


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Bank of America
Consolidated Financial Highlights
(Excludes Merger-Related Charges)
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share information; Shares in millions)


                                                            Third           Second          First           Fourth          Third
                                                          Quarter          Quarter         Quarter         Quarter         Quarter
                                                            2000            2000             2000            1999            1999
                                                        ----------------------------------------------------------------------------
Operating net income                                         $ 2,175          $ 2,063         $ 2,240      $ 2,115        $ 2,151
Cash basis earnings                                            2,390            2,281           2,457        2,334          2,373

Operating earnings per common share                             1.33             1.25            1.34         1.24           1.25
Diluted operating earnings per common share                     1.31             1.23            1.33         1.23           1.23
Cash basis earnings per common share                            1.46             1.38            1.47         1.37           1.38
Cash basis diluted earnings per common share                    1.44             1.36            1.46         1.35           1.35
Dividends per common share                                      0.50             0.50            0.50         0.50           0.45

Average common shares issued and outstanding               1,639.392        1,653.495       1,669.311    1,701.092      1,722.307
Average diluted common shares issued and outstanding       1,661.031        1,676.089       1,688.318    1,725.187      1,755.146
Period-end common shares issued and outstanding            1,630.824        1,645.701       1,657.754    1,677.273      1,710.039

Period-end managed loans and leases*                       $ 425,820        $ 424,124       $ 406,393    $ 396,704      $ 380,556
Average managed loans and leases*                            427,645          416,798         403,723      390,336        378,753



                 *Prior periods have been restated for comparison (e.g. acquisitions, divestitures and securitizations)



Performance ratios (Operating basis):
Return on average assets                                        1.26  %          1.23  %         1.38  %      1.33  %        1.40  %
Return on average tangible assets                               1.42             1.39            1.55         1.50           1.58
Return on average common shareholders' equity                  18.15            17.63           19.59        17.95          18.40
Return on average tangible common shareholders' equity         27.81            27.51           30.83        28.38          29.48
Efficiency ratio                                               53.01            53.77           53.49        55.91          54.34
Cash basis efficiency ratio                                    50.43            51.12           50.98        53.22          51.67
Net interest yield                                              3.12             3.24            3.27         3.32           3.46

Shareholder Value Added (SVA)                                  $ 953            $ 878         $ 1,086        $ 921          $ 971
Book value per common share                                    28.69            27.82           27.28        26.44          26.79

Market price per share of common stock:
High for the period                                          57.6250          61.0000         55.1875      67.5000        76.3750
Low for the period                                           43.6250          42.9844         42.3125      47.6250       53.2500
Closing price                                                52.3750          43.0000         52.4375      50.1875        55.6875


Other data:
Number of banking centers                                      4,419            4,450           4,502           4,524       4,535
Number of ATM's                                               13,878           13,944          13,954          14,019      14,042
Full-time equivalent employees                               146,346          150,854         152,948         155,906     158,886

(1) Cash basis earnings equals net income excluding amortization of intangibles.
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Bank of America Corporation
Consolidated Statement of Income
----------------------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share information)
                                                                             Third     Second      First      Fourth     Third
                                                                           Quarter    Quarter     Quarter    Quarter    Quarter
                                                                             2000       2000       2000        1999       1999
                                                                          --------------------------------------------------------
Interest income
    Interest and fees on loan and leases                                     $ 8,305    $ 7,923    $ 7,394     $ 7,063    $ 6,883
    Interest and dividends on securities                                       1,259      1,271      1,331       1,300      1,208
    Federal funds sold and securities purchased under agreements to resell       633        595        575         458        440
    Trading account assets                                                       744        694        536         535        482
    Other interest income                                                        324        254        250         266        281
                                                                          --------------------------------------------------------
        Total interest income                                                 11,265     10,737     10,086       9,622      9,294
                                                                          --------------------------------------------------------
Interest expense
    Deposits                                                                   2,868      2,720      2,495       2,324      2,198
    Short-term borrowings                                                      2,223      1,990      1,802       1,638      1,437
    Trading account liabilities                                                  237        189        181         190        189
    Long-term debt                                                             1,344      1,207      1,084         995        920
                                                                          --------------------------------------------------------
        Total interest expense                                                 6,672      6,106      5,562       5,147      4,744
                                                                          --------------------------------------------------------
Net interest income                                                            4,593      4,631      4,524       4,475      4,550
Provision for credit losses                                                      435        470        420         350        450
                                                                          --------------------------------------------------------
Net interest income after provision                                            4,158      4,161      4,104       4,125      4,100
Gains on sales of securities                                                      11          6          6          14         44
Noninterest income
    Consumer service charges                                                     684        646        618         669        644
    Corporate service charges                                                    489        479        489         477        480
                                                                          --------------------------------------------------------
        Total service charges                                                  1,173      1,125      1,107       1,146      1,124
                                                                          --------------------------------------------------------
    Consumer investment and brokerage services                                   357        387        364         334        355
    Corporate investment and brokerage services                                  114        105        121         103         63
                                                                          --------------------------------------------------------
        Total investment and brokerage services                                  471        492        485         437        418
                                                                          --------------------------------------------------------
    Mortgage servicing income                                                    144        136        128         210        206
    Investment banking income                                                    376        373        397         394        363
    Equity investment gains                                                      422        134        563         205        339
    Card income                                                                  594        556        484         558        557
    Trading account profits                                                      372        471        724         287        313
    Other income                                                                  93        213        158         359        408
                                                                          --------------------------------------------------------
        Total noninterest income                                               3,645      3,500      4,046       3,596      3,728
                                                                          --------------------------------------------------------
Other noninterest expense
    Personnel                                                                  2,298      2,311      2,534       2,378      2,336
    Occupancy                                                                    419        411        418         419        417
    Equipment                                                                    285        296        301         336        313
    Marketing                                                                    147        132        119          98        145
    Professional fees                                                            100         93        105         178        160
    Amortization of intangibles                                                  215        218        217         219        222
    Data processing                                                              167        169        159         195        164
    Telecommunications                                                           127        133        131         142        131
    Other general operating                                                      509        505        515         456        498
    General administrative                                                       143        145        124         129        140
                                                                          --------------------------------------------------------
        Total other noninterest expense                                        4,410      4,413      4,623       4,550      4,526
                                                                          --------------------------------------------------------
Operating income before income taxes                                           3,404      3,254      3,533       3,185      3,346
Income tax expense                                                             1,229      1,191      1,293       1,070      1,195
                                                                          --------------------------------------------------------
Operating net income                                                         $ 2,175    $ 2,063    $ 2,240     $ 2,115    $ 2,151
                                                                          --------------------------------------------------------
Operating income available to common shareholders                            $ 2,174    $ 2,061    $ 2,239     $ 2,114    $ 2,149
                                                                          --------------------------------------------------------
Per share information
      Operating earnings per common share                                      $1.33      $1.25      $1.34       $1.24      $1.25
                                                                          --------------------------------------------------------
      Diluted operating earnings per common share                              $1.31      $1.23      $1.33       $1.23      $1.23
                                                                          --------------------------------------------------------
      Dividends per common share                                               $ .50      $ .50      $ .50       $ .50      $ .45
                                                                          --------------------------------------------------------
Average common shares issued and outstanding (in thousands)                1,639,392  1,653,495  1,669,311   1,701,092  1,722,307
                                                                          --------------------------------------------------------
Average diluted common shares issued and outstanding (in thousands)        1,661,031  1,676,089  1,688,318   1,725,187  1,755,146
                                                                          --------------------------------------------------------
As reported (includes merger-related charges, net of tax)
      Net income                                                             $ 1,829    $ 2,063    $ 2,240     $ 1,902    $ 2,151
      Net income available to common shareholders                              1,828      2,061      2,239       1,901      2,149
      Earnings per common share                                                 1.11       1.25       1.34        1.12       1.25
      Diluted earnings per common share                                         1.10       1.23       1.33        1.10       1.23

Certain prior period amounts have been reclassified to conform to current period classifications.

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Bank of America Corporation
Consolidated Balance Sheet
-----------------------------------------------------------------------------------------------------------------------


                                                                               September 30    June 30     September 30
(Dollars in Millions)                                                            2000           2000          1999
-----------------------------------------------------------------------------------------------------------------------
 Assets
 Cash and cash equivalents                                                       $ 24,395       $ 27,493      $ 25,414
 Time deposits placed and other short-term investments                              5,467          4,394         4,846
 Federal funds sold and securities purchased under agreements to resell            33,408         42,460        40,369
 Trading account assets                                                            47,198         50,162        38,651
 Derivative-dealer assets                                                          15,398         16,149        18,103
 Securities:
  Available-for-sale                                                               79,747         79,518        78,353
  Held-to-maturity                                                                  1,356          1,439         1,483
-----------------------------------------------------------------------------------------------------------------------
    Total securities                                                               81,103         80,957        79,836
-----------------------------------------------------------------------------------------------------------------------
 Loans and leases                                                                 402,592        400,817       360,236
 Allowance for credit losses                                                       (6,739)        (6,815)       (7,076)
-----------------------------------------------------------------------------------------------------------------------
    Loans and leases, net of allowance for credit losses                          395,853        394,002       353,160
-----------------------------------------------------------------------------------------------------------------------
 Premises and equipment, net                                                        6,450          6,514         6,728
 Customers' acceptance liability                                                    2,277          2,477         2,066
 Interest receivable                                                                4,620          4,083         3,838
 Mortgage servicing rights                                                          4,029          4,065         3,845
 Goodwill                                                                          11,803         11,961        12,414
 Core deposit and other intangibles                                                 1,554          1,617         1,800
 Other assets                                                                      38,170         33,204        29,582
-----------------------------------------------------------------------------------------------------------------------
    Total Assets                                                                $ 671,725      $ 679,538     $ 620,652
-----------------------------------------------------------------------------------------------------------------------

 Liabilities
 Deposits in domestic offices:
  Noninterest-bearing                                                            $ 92,050       $ 94,014      $ 87,292
  Interest-bearing                                                                207,801        207,977       202,037
 Deposits in foreign offices:
  Noninterest-bearing                                                               1,515          1,631         1,981
  Interest-bearing                                                                 52,622         53,042        45,701
-----------------------------------------------------------------------------------------------------------------------
    Total deposits                                                                353,988        356,664       337,011
-----------------------------------------------------------------------------------------------------------------------
 Federal funds sold and securities purchased under agreements to repurchase        72,896         89,508        79,739
 Trading account liabilities                                                       25,354         23,056        18,239
 Derivative-dealer liabilities                                                     18,877         17,609        18,689
 Commercial paper                                                                  10,330         10,225         7,826
 Other short-term borrowings                                                       45,271         39,801        32,893
 Acceptances outstanding                                                            2,277          2,477         2,066
 Accrued expenses and other liabilites                                             21,506         20,137        18,993
 Long-term debt                                                                    69,412         69,245        54,352
 Trust preferred securities                                                         4,955          4,955         4,955
-----------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                             624,866        633,677       574,763
-----------------------------------------------------------------------------------------------------------------------
 Shareholders' equity
 Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and
     outstanding 1,732,349; 1,742,349 and 1,828,702 shares                             74             75            78
 Common stock, $0.01 par value; authorized - 5,000,000,000 shares; issued and
     outstanding 1,630,823,577; 1,645,701,425 and 1,710,039,286 shares              9,397         10,188        13,538
 Retained earnings                                                                 39,338         38,330        34,631
 Accumulated other comprehensive losses                                            (1,808)        (2,537)       (1,929)
 Other                                                                               (142)          (195)         (429)
-----------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                     46,859         45,861        45,889
-----------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                $ 671,725      $ 679,538     $ 620,652
-----------------------------------------------------------------------------------------------------------------------


Bank of America Corporation
Quarterly Taxable-Equivalent Data
------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                                                  Third Quarter 2000            Second Quarter 2000
                                                             -----------------------------------------------------------
                                                                        Interest                      Interest
                                                              Average   Income/  Yield/     Average   Income/  Yield/
                                                              Balance   Expense   Rate      Balance   Expense   Rate
                                                             -----------------------------------------------------------
Earning assets:
   Time deposits placed and other short-term investments        $ 4,700     $ 83   6.97 %    $ 4,578     $ 79    7.02 %
   Federal funds sold and securities purchased under
        agreements to resell                                     40,763      633   6.20       43,983      595    5.43
   Trading account assets                                        53,793      749   5.55       48,874      702    5.77
   Securities:
      Available for sale (1)                                     82,333    1,254   6.08       84,054    1,270    6.05
      Held to maturity                                            1,395       30   8.59        1,406       27    7.68
                                                             -----------------------------------------------------------
         Total securities                                        83,728    1,284   6.12       85,460    1,297    6.08
                                                             -----------------------------------------------------------
    Loans and leases (2):
      Commercial - domestic                                     151,903    3,173   8.31      148,034    3,023    8.21
      Commercial - foreign                                       29,845      555   7.39       29,068      515    7.12
      Commercial real estate - domestic                          26,113      597   9.09       25,497      563    8.88
      Commercial real estate - foreign                              235        5   8.30          376        8    9.15
                                                             -----------------------------------------------------------
        Total commercial                                        208,096    4,330   8.28      202,975    4,109    8.14
                                                             -----------------------------------------------------------
      Residential mortgage                                       94,380    1,759   7.45       91,825    1,696    7.40
      Home equity lines                                          20,185      466   9.18       19,067      422    8.91
      Direct/Indirect consumer                                   41,905      848   8.06       41,757      867    8.36
      Consumer finance                                           25,049      559   8.93       24,123      545    9.03
      Bankcard                                                   10,958      344  12.49        9,429      279   11.87
      Foreign consumer                                            2,190       48   8.79        2,228       48    8.81
                                                             -----------------------------------------------------------
        Total consumer                                          194,667    4,024   8.25      188,429    3,857    8.21
                                                             -----------------------------------------------------------
            Total loans and leases                              402,763    8,354   8.26      391,404    7,966    8.17
                                                             -----------------------------------------------------------
   Other earning assets                                          11,501      241   8.39        8,191      176    8.53
                                                             -----------------------------------------------------------
            Total earning assets (3)                            597,248   11,344   7.57      582,490   10,815    7.45
                                                             -----------------------------------------------------------
Cash and cash equivalents                                        24,191                       25,605
Other assets, less allowance for credit losses                   63,578                       64,493
                                                             -----------------------------------------------------------
               Total assets                                    $685,017                     $672,588
                                                             -----------------------------------------------------------

Interest-bearing liabilities:
   Domestic interest-bearing deposits:
      Savings                                                   $23,195       78   1.33      $23,936       78    1.32
      NOW and money market deposit accounts                      99,710      740   2.96      100,186      734    2.94
      Consumer CDs and IRAs                                      77,864    1,083   5.53       77,384    1,034    5.38
      Negotiated CDs, public funds and other time deposits        8,598      140   6.46        7,361      111    6.09
                                                             ------------------------------------------------------------
         Total domestic interest-bearing deposits               209,367    2,041   3.88      208,867    1,957    3.77
                                                             ------------------------------------------------------------
   Foreign interest-bearing deposits (4):
      Banks located in foreign countries                         18,845      286   6.03       15,823      232    5.92
      Governments and official institutions                      11,182      177   6.30        9,885      151    6.12
      Time, savings, and other                                   25,972      364   5.58       27,697      380    5.51
                                                             ------------------------------------------------------------
         Total foreign interest-bearing deposits                 55,999      827   5.87       53,405      763    5.74
                                                             ------------------------------------------------------------
            Total interest-bearing deposits                     265,366    2,868   4.30      262,272    2,720    4.17
                                                             ------------------------------------------------------------
   Federal funds purchased, securities sold under agreements
         to repurchase and other short-term borrowings          136,007    2,223   6.51      135,817    1,990    5.89
   Trading account liabilities                                   24,233      237   3.88       20,532      189    3.70
    Long-term debt (5)                                           74,022    1,344   7.26       69,779    1,207    6.92
                                                             ------------------------------------------------------------
            Total interest-bearing liabilities (6)              499,628    6,672   5.32      488,400    6,106    5.02
                                                             ------------------------------------------------------------
Noninterest-bearing sources:
   Noninterest-bearing deposits                                  91,368                       91,154
   Other liabilities                                             46,286                       45,922
   Shareholders' equity                                          47,735                       47,112
                                                             ------------------------------------------------------------
               Total liabilities and shareholders' equity      $685,017                     $672,588
                                                             ------------------------------------------------------------
Net interest spread                                                                2.25                          2.43
Impact of noninterest-bearing sources                                               .87                           .81
                                                             ------------------------------------------------------------
Net interest income/yield on earning assets                               $4,672   3.12 %              $4,709    3.24 %
                                                             ------------------------------------------------------------

(1)   The average balance and yield on available-for-sale securities are based on the average of historical amortized cost balances.
(2)   Nonperforming loans are included in the average loan balances.  Income on such nonperforming loans is recognized on a cash basis.
(3)   Interest income includes taxable-equivalent basis adjustments of $79, $78 and $71 in the third, second and first quarters of
      2000 and $66 and $53 in the fourth and third quarters of 1999, respectively.  Interest income also includes the impact of risk management interest rate contracts, which (decreased) increased interest income on the underlying assets $(13), $(11) and $7 in the third, second and first quarters of 2000 and $57 and $103 in the fourth and third quarters of 1999, respectively.
(4)   Primarily consists of time deposits in denominations of $100,000 or more.
(5)   Long-term debt includes trust preferred securities.
(6)   Interest expense includes the impact of risk management interest rate contracts, which (increased) decreased interest expense on the underlying liabilities $(16), $(5) and $(8) in the third, second and first quarters of 2000 and $(2) and $6 in the fourth and third quarters of 1999, respectively.



--------------------------------------------------------------------------------------------
       First Quarter 2000             Fourth Quarter 1999            Third Quarter 1999
--------------------------------------------------------------------------------------------
             Interest                        Interest                      Interest
  Average    Income/   Yield/     Average    Income/  Yield/     Average   Income/  Yield/
  Balance    Expense    Rate      Balance    Expense   Rate      Balance   Expense   Rate
--------------------------------------------------------------------------------------------

    $ 4,504      $ 75    6.65 %     $ 4,512     $ 73    6.33 %     $ 5,018     $ 69   5.50 %

     45,459       575    5.07        39,700      458    4.60        33,074      440   5.30
     39,733       542    5.47        38,453      544    5.63        37,453      483   5.14

     86,878     1,332    6.15        85,009    1,301    6.10        78,779    1,208   6.12
      1,333        24    7.19         1,433       25    7.25         1,482       26   7.02
---------------------------------------------------------------------------------------------
     88,211     1,356    6.16        86,442    1,326    6.12        80,261    1,234   6.13
---------------------------------------------------------------------------------------------

    145,362     2,824    7.81       140,674    2,707    7.64       136,149    2,488   7.25
     27,927       486    6.99        27,430      453    6.56        28,348      494   6.93
     24,664       517    8.43        24,345      506    8.23        25,056      517   8.19
        344         8    9.29           306        6    8.96           295        7   8.80
---------------------------------------------------------------------------------------------
    198,297     3,835    7.78       192,755    3,672    7.56       189,848    3,506   7.33
---------------------------------------------------------------------------------------------
     85,427     1,566    7.34        79,783    1,450    7.26        80,015    1,431   7.14
     17,573       377    8.62        16,882      345    8.12        16,316      321   7.79
     41,858       887    8.52        42,442      888    8.30        42,740      875   8.13
     22,798       486    8.53        21,340      440    8.18        19,923      433   8.62
      8,404       234   11.22         8,578      245   11.32         8,923      256  11.38
      2,227        50    9.00         2,430       54    8.77         3,635       86   9.36
---------------------------------------------------------------------------------------------
    178,287     3,600    8.10       171,455    3,422    7.94       171,552    3,402   7.89
---------------------------------------------------------------------------------------------
    376,584     7,435    7.93       364,210    7,094    7.74       361,400    6,908   7.59
---------------------------------------------------------------------------------------------
      8,679       174    8.11        10,247      193    7.51        11,358      213   7.40
---------------------------------------------------------------------------------------------
    563,170    10,157    7.24       543,564    9,688    7.09       528,564    9,347   7.03
---------------------------------------------------------------------------------------------
     25,830                          25,467                         25,905
     62,019                          61,712                         56,979
---------------------------------------------------------------------------------------------
   $651,019                        $630,743                       $611,448
---------------------------------------------------------------------------------------------



    $24,237        78    1.29       $25,082       80    1.27       $26,037       82   1.25
     98,424       679    2.78        97,481      639    2.60        96,402      579   2.38
     76,074       983    5.20        74,653      932    4.95        73,429      898   4.85
      6,966       103    5.93         6,825       98    5.73         6,609       94   5.66
---------------------------------------------------------------------------------------------
    205,701     1,843    3.60       204,041    1,749    3.40       202,477    1,653   3.24
---------------------------------------------------------------------------------------------

     14,180       188    5.33        14,305      178    4.93        13,668      160   4.65
      8,745       124    5.72         7,121       99    5.53         7,185       90   4.99
     26,382       340    5.17        24,993      298    4.72        25,500      295   4.57
---------------------------------------------------------------------------------------------
     49,307       652    5.31        46,419      575    4.91        46,353      545   4.66
---------------------------------------------------------------------------------------------
    255,008     2,495    3.93       250,460    2,324    3.68       248,830    2,198   3.50
---------------------------------------------------------------------------------------------

    131,517     1,802    5.51       120,858    1,638    5.38       114,934    1,437   4.96
     23,013       181    3.16        19,223      190    3.92        15,677      189   4.78
     64,256     1,084    6.75        59,972      995    6.63        59,283      920   6.21
---------------------------------------------------------------------------------------------
    473,794     5,562    4.72       450,513    5,147    4.54       438,724    4,744   4.30
---------------------------------------------------------------------------------------------

     90,366                          91,453                         88,168
     40,829                          41,985                         38,117
     46,030                          46,792                         46,439
---------------------------------------------------------------------------------------------
   $651,019                        $630,743                       $611,448
---------------------------------------------------------------------------------------------
                         2.52                           2.55                          2.73
                          .75                            .77                           .73
---------------------------------------------------------------------------------------------
               $4,595    3.27 %               $4,541    3.32 %               $4,603   3.46 %
---------------------------------------------------------------------------------------------


Bank of America
Credit Quality - Nonperforming Assets
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                                          Third          Second           First           Fourth          Third
                                                        Quarter         Quarter          Quarter         Quarter         Quarter
                                                          2000            2000            2000            1999            1999
                                                      ------------------------------------------------------------------------------
Nonperforming Loans:
    Commercial - domestic                                   $1,950          $1,535           $1,301          $1,163          $1,026
    Commercial - foreign                                       564             588              500             486             477
    Commercial real estate - domestic                          136             164              208             191             174
    Commercial real estate - foreign                             1               2                3               3               3
    Residential mortgage                                       502             505              483             529             542
    Home equity lines                                           47              44               45              46              44
    Direct/Indirect consumer                                    19              20               18              19              16
    Consumer finance                                           951             826              737             598             519
    Foreign consumer                                             7               7                7               7               9
                                                      ------------------------------------------------------------------------------
        Total nonperforming loans                            4,177           3,691            3,302           3,042           2,810
Foreclosed properties                                          226             195              179             163             228
                                                      ------------------------------------------------------------------------------
        Total nonperforming assets                          $4,403          $3,886           $3,481          $3,205          $3,038
                                                      ------------------------------------------------------------------------------

Loans past due 90 days or more and not classified as
    nonperforming                                             $503            $482             $461            $521            $466

Nonperforming assets as a percentage of:
    Total assets                                               .65  %          .57 %            .53 %           .51 %           .49
    Loans, leases and foreclosed properties                   1.09             .97              .91             .86             .84


------------------------------------------------------------------------------------------------------------------------------------
Total Nonperforming Assets by Business Segment:
    Consumer and Commercial Banking                         $2,370          $2,176           $1,994          $1,823          $1,857
    Asset Management Group                                      36              42               18              33              42
    Global Corporate and Investment Banking                  1,983           1,655            1,455           1,336           1,138
    Equity Investments                                          12              12               12               8               -
    Other                                                        2               1                2               5               1
                                                      ------------------------------------------------------------------------------
        Total nonperforming assets                          $4,403          $3,886           $3,481          $3,205          $3,038
                                                      ------------------------------------------------------------------------------



Bank of America
Credit Quality - Loan Losses
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)

                                                      Third           Second           First           Fourth            Third
                                                     Quarter          Quarter         Quarter          Quarter          Quarter
                                                      2000             2000            2000             1999             1999
                                                  ----------------------------------------------------------------------------------
Net charge-offs:
    Commercial - domestic                                $ 185            $ 226            $ 172           $ 191            $ 192
    Commercial - foreign                                    23               24                5              22                9
    Commercial real estate - domestic                       (2)               6                6               1                1
    Commercial real estate - foreign                         -                -               (2)              -                -
    Residential mortgage                                     6                4                4               6               10
    Home equity lines                                        2                3                3               4                1
    Bankcard                                                79               77               81              94               93
    Direct/Indirect consumer                                61               61               91             110               82
    Consumer finance                                        68               59               57              72               67
    Other consumer domestic                                 12               10                2               -               (1)
    Foreign consumer                                         1                -                1               1                6
                                                  ----------------------------------------------------------------------------------
          Total                                          $ 435            $ 470            $ 420           $ 501            $ 460
                                                  ----------------------------------------------------------------------------------

Loss ratios:
    Commercial - domestic                                  .48 %            .62 %            .47 %           .54 %            .56 %
    Commercial - foreign                                   .30              .33              .08             .32              .13
    Commercial real estate - domestic                        -              .09              .10             .02              .03
    Commercial real estate - foreign                       .21              .16                -             .44              .40
    Residential mortgage                                   .03              .02              .02             .03              .05
    Home equity lines                                      .04              .05              .07             .10              .01
    Bankcard*                                             2.89             3.30             3.86            4.34             4.11
    Direct/Indirect consumer                               .57              .58              .88            1.02              .77
    Consumer finance                                      1.08              .97             1.01            1.33             1.35
    Other consumer domestic                                  -                -                -               -                -
    Foreign consumer                                       .20              .09              .12             .25              .67
          Total                                            .43              .48              .45             .55              .51

Loss Ratios by Business Segment:
    Consumer and Commercial Banking                        .45 %            .48 %            .52 %           .78 %            .56 %
    Asset Management Group                                 n/m              n/m              n/m             .22              .71
    Global Corporate and Investment Banking                .48              .62              .35             .39              .32
    Equity Investments                                     n/m              n/m             1.41            4.45            12.31

Allowance for credit losses                            ($6,739)         ($6,815)         ($6,827)        ($6,828)         ($7,076)

Allowance for credit losses as a percentage
of loans and leases                                       1.67 %           1.70 %           1.79 %          1.84 %           1.96 %

------------------------------------------------------------------------------------------------------------------------------------
*  Managed Bankcard receivable net charge-offs          $ 216            $ 237            $ 257           $ 257            $ 233
** Managed Bankcard portfolio loss ratios                 4.15 %           4.84 %           5.43 %          5.29 %           4.83 %

     Average managed Bankcard receivables             $ 20,682         $ 19,677         $ 19,051        $ 19,258         $ 19,162

n/m = not meaningful



Bank of America
Capital
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
                                                      Third            Second             First             Fourth          Third
                                                     Quarter           Quarter           Quarter            Quarter        Quarter
                                                      2000              2000              2000               1999            1999
                                                  ----------------------------------------------------------------------------------

Beginning total shareholders' equity                    $45,861          $45,299          $44,432           $45,889        $45,631
    Net income                                            1,829            2,063            2,240             1,902          2,151
    Dividends                                              (821)            (825)            (833)             (852)          (776)
    Common stock issued                                      98              117               25               154            329
    Common stock repurchased                               (821)            (712)            (911)           (1,954)        (1,182)
    Change in FAS 115 adjustment-net
        unrealized gains (losses)                           733              (47)             166              (726)          (337)
    Change in preferred equity                               (1)              (2)               -                (1)            (2)
    Foreign currency translation
        adjustment and other                                (19)             (32)             180                20             75
                                                  ----------------------------------------------------------------------------------
Ending total shareholders' equity                       $46,859          $45,861          $45,299           $44,432        $45,889
                                                  ----------------------------------------------------------------------------------

Preferred equity                                            (74)             (75)             (77)              (77)           (78)
                                                  ----------------------------------------------------------------------------------

Ending common equity                                    $46,785          $45,786          $45,222           $44,355        $45,811
                                                  ----------------------------------------------------------------------------------

Fas 115 adjustment - end of period                      ($1,618)         ($2,351)         ($2,304)          ($2,470)       ($1,744)

Total equity as a percentage of total assets               6.98 %           6.75 %           6.90 %            7.02 %         7.39 %

Risk-based capital ratios:
    Tier 1 capital                                      $40,696          $40,257          $39,355           $38,651        $39,380
    Tier 1 capital ratio                                   7.32 %           7.40 %           7.42 %            7.35 %         7.71 %
    Total capital                                       $60,063          $60,027          $58,376           $57,192        $58,167
    Total capital ratio                                   10.80 %          11.03 %          11.00 %           10.88 %        11.39 %

Leverage ratio                                             6.06             6.11             6.17              6.26           6.59

Risk-weighted assets, net                              $556,146         $543,987         $530,514          $525,625       $510,866



Bank of America Corporation
Consumer and Commercial Banking Segment
----------------------------------------------------------------------------------------------------------------------------
                                                                 Consumer and Commercial Banking Segment Results
                                                 ---------------------------------------------------------------------------
                                                               Quarterly                               Year-to-Date
                                                 ---------------------------------------------------------------------------
Key Measures  (in millions)                             3Q00                2Q00                2000                 1999
----------------------------------------------------------------------------------------------------------------------------
Net Income                                              $1,180              $1,241              $3,472               $3,549

Cash Basis Earnings  (1)                                 1,345               1,409               3,975                4,072
Total Revenue                                            5,142               5,186              15,326               15,724
Shareholder Value Added                                    617                 684               1,807                1,946

Average Equity to Average Assets                         7.61%               7.87%               7.83%                8.19%
Return on Average Equity                                 19.4%               20.5%               19.2%                20.0%
Return on Tangible Equity  (1)                           27.5%               29.0%               27.4%                29.3%
Efficiency Ratio                                         56.3%               54.5%               56.2%                57.0%
Cash Basis Efficiency Ratio (1)                          53.1%               51.3%               52.9%                53.6%

Selected Average Balance
  Sheet Components  (in millions)
Total Loans and Leases                                $265,267            $258,937            $257,379             $234,817
Total Deposits                                         254,980             256,416             254,813              251,246
Total Earning Assets                                   290,060             282,083             281,031              262,183

                                                        --------------------------------------------------------------------
                                                               Consumer and Commercial Banking Sub-Segment Results
                                                        --------------------------------------------------------------------
                                                              Quarterly                               Year-to-Date
                                                        --------------------------------------------------------------------
Key Measures  (in millions)                             3Q00                2Q00                2000                 1999
----------------------------------------------------------------------------------------------------------------------------
Banking Regions
Total Revenue                                           $3,081              $2,975              $8,973               $8,875
Shareholder Value Added                                    497                 413               1,251                1,118
Cash Basis Earnings  (1)                                   836                 755               2,275                2,175
Cash Basis Efficiency Ratio  (1)                         56.2%               58.3%               58.6%                61.5%

Consumer Products
Total Revenue                                           $1,303              $1,484              $4,115               $4,641
Shareholder Value Added                                     41                 189                 310                  534
Cash Basis Earnings  (1)                                   302                 445               1,073                1,234
Cash Basis Efficiency Ratio  (1)                         47.8%               39.8%               43.9%                42.1%

Commercial Banking
Total Revenue                                             $758                $727              $2,238               $2,208
Shareholder Value Added                                     79                  82                 246                  294
Cash Basis Earnings  (1)                                   207                 209                 627                  663
Cash Basis Efficiency Ratio  (1)                         49.5%               46.1%               47.0%                46.3%

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.



Bank of America Corporation
Asset Management Segment
                                                         -------------------------------------------------------------------
                                                                          Asset Management Segment Results
                                                         -------------------------------------------------------------------
                                                                  Quarterly                               Year-to-Date
                                                         -------------------------------------------------------------------
Key Measures  (in millions)                              3Q00                2Q00                2000                 1999
----------------------------------------------------------------------------------------------------------------------------
Net Income                                                $154                $163                $472                 $377

Cash Basis Earnings  (1)                                   160                 169                 490                  396
Total Revenue                                              555                 579               1,699                1,602
Shareholder Value Added                                    106                 117                 331                  244

Average Equity to Average Assets                         7.29%               7.55%               7.54%                8.47%
Return on Average Equity                                 34.5%               37.2%               35.8%                29.8%
Return on Tangible Equity  (1)                           39.8%               42.9%               41.3%                35.2%
Efficiency Ratio                                         54.6%               54.4%               54.3%                57.7%
Cash Basis Efficiency Ratio (1)                          53.6%               53.4%               53.2%                56.5%

Selected Average Balance
  Sheet Components  (in millions)
Total Loans and Leases                                 $22,634             $21,772             $21,714              $18,360
Total Deposits                                          11,438              11,717              11,374               11,680
Total Earning Assets                                    23,615              22,765              22,639               19,123

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.



Bank of America Corporation
Equity Investments Segment
                                                        -------------------------------------------------------------------
                                                                         Equity Investments Segment Results
                                                        -------------------------------------------------------------------
                                                                 Quarterly                              Year-to-Date
                                                        -------------------------------------------------------------------
Key Measures  (in millions)                             3Q00                2Q00                2000                 1999
---------------------------------------------------------------------------------------------------------------------------
Net Income                                                $196                 $36                $533                 $250

Cash Basis Earnings  (1)                                   199                  39                 541                  258
Total Revenue                                              346                  84                 954                  520
Shareholder Value Added                                    140                 (14)                379                  139

Average Equity to Average Assets                        35.60%              34.23%              35.10%               36.75%
Return on Average Equity                                 39.7%                8.2%               39.5%                25.1%
Return on Tangible Equity  (1)                           41.8%                9.2%               41.9%                27.5%
Efficiency Ratio                                          6.9%               34.3%                8.5%                18.6%
Cash Basis Efficiency Ratio (1)                           6.2%               31.2%                7.7%                17.1%

Selected Average Balance
  Sheet Components  (in millions)
Total Loans and Leases                                    $450                $418                $428                 $293
Total Deposits                                              18                  13                  13                   10
Total Earning Assets                                       469                 444                 450                  359

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.



Bank of America Corporation
Global Corporate and Investment Banking Segment

                                                         ------------------------------------------------------------------
                                                               Global Corporate and Investment Banking Segment Results
                                                         ------------------------------------------------------------------
                                                                 Quarterly                              Year-to-Date
                                                         ------------------------------------------------------------------
Key Measures  (in millions)                              3Q00                2Q00               2000                 1999
---------------------------------------------------------------------------------------------------------------------------
Net Income                                                $592                $578              $1,887               $1,659

Cash Basis Earnings  (1)                                   633                 619               2,008                1,778
Total Revenue                                            2,189               2,280               6,944                6,253
Shareholder Value Added                                    203                 205                 769                  578

Average Equity to Average Assets                         5.65%               5.68%               5.66%                6.22%
Return on Average Equity                                 16.5%               16.8%               18.3%                16.6%
Return on Tangible Equity  (1)                           19.5%               19.8%               21.5%                19.8%
Efficiency Ratio                                         54.4%               54.5%               54.3%                55.4%
Cash Basis Efficiency Ratio (1)                          52.5%               52.7%               52.6%                53.5%

Selected Average Balance
  Sheet Components  (in millions)
Total Loans and Leases                                $114,580            $110,363            $110,896             $109,394
Total Deposits                                          73,550              69,756              70,003               65,150
Total Earning Assets                                   213,741             204,578             204,893              181,454

                                                         -------------------------------------------------------------------
                                                           Global Corporate and Investment Banking Sub-Segment Results
                                                         -------------------------------------------------------------------
                                                                Quarterly                              Year-to-Date
                                                         -------------------------------------------------------------------
Key Measures  (in millions)                              3Q00                2Q00               2000                 1999
----------------------------------------------------------------------------------------------------------------------------
Global Credit Products
Total Revenue                                             $759                $802              $2,306               $2,309
Shareholder Value Added                                     61                  87                 204                  279
Cash Basis Earnings  (1)                                   321                 337                 956                1,015
Cash Basis Efficiency Ratio  (1)                         20.9%               22.2%               22.1%                23.6%

Global Capital Raising
Total Revenue                                             $745                $743              $2,289               $1,528
Shareholder Value Added                                     61                  45                 222                  (38)
Cash Basis Earnings  (1)                                   156                 136                 482                  154
Cash Basis Efficiency Ratio  (1)                         70.7%               72.4%               71.7%                85.5%

Global Markets
Total Revenue                                             $343                $390              $1,327               $1,387
Shareholder Value Added                                     45                  54                 241                  243
Cash Basis Earnings  (1)                                    90                  98                 378                  433
Cash Basis Efficiency Ratio  (1)                         59.2%               58.8%               55.0%                53.9%

Global Treasury Services
Total Revenue                                             $342                $345              $1,022               $1,029
Shareholder Value Added                                     36                  19                 102                   94
Cash Basis Earnings  (1)                                    66                  48                 192                  176
Cash Basis Efficiency Ratio  (1)                         76.2%               74.1%               75.6%                72.7%

(1)  Cash basis calculations exclude goodwill and other intangible assets and their related amortization expense.
